Exhibit 99.1

BK Technologies Announces Fourth Quarter and Full Year 2024 Results

●	2024 highlighted by revenue growth, sequential margin expansion and strong profitability
●	Full year GAAP diluted EPS of $2.25; Full year non-GAAP diluted adjusted EPS of $2.30 exceeds full year non-GAAP EPS target of $1.92
●	Strong market acceptance and sales momentum for BKR 9000 multiband radio throughout 2024

WEST MELBOURNE, FL March 27, 2025 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2024. The Company will host a conference call today, March 27, 2025, at 9:00 a.m. Eastern Time.

Fourth Quarter and Full Year 2024 Financial and Operational Update

●	Fourth quarter revenue of $17.9 million increased 9.9% compared to $16.3 million in the fourth quarter of 2023; Full year 2024 revenue of $76.6 million.

●

Fourth quarter gross margin of 41.2% improved as compared to gross margin of 35.1% in the same period last year and improved sequentially as compared to gross margin of 38.8% in the third quarter of 2024; Full year gross margin of 37.9% compared to gross margin of 30.0% in full year 2023.

●	Fourth quarter GAAP earnings of $1.03 per basic and $0.93 per diluted share; non-GAAP adjusted earnings[1] of $0.67 per basic and $0.61 per diluted share.

●

Full year 2024 GAAP earnings of $2.25 per diluted share exceeded full year 2024 target of $1.65 per share; Full year non-GAAP adjusted earnings of $2.30 per diluted share[1] exceeded target of $1.92 per share.

●	Fourth quarter and full year 2024 GAAP earnings per share include a one-time, non-cash income tax benefit of $0.37 and $0.27, respectively, related to deferred tax asset provisions.

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

●	Order backlog was $21.8 million at December 31, 2024 compared to $16.0 million at December 31, 2023.

John Suzuki, CEO of BK Technologies, commented, “We achieved exceptional execution in the fourth quarter of 2024 highlighted by revenue growth, continued margin expansion, and increased profitability that substantially exceeded our expectations. Order activity for the BKR 9000 saw momentum throughout the year with considerable interest from state and local agencies seeking the radio’s multiband capabilities and superior reliability at a price point they can afford. We’re expanding our offerings beyond our traditional wildland fire market, with the introduction of new software and products in 2025 that we believe will significantly enhance first responder safety and capabilities in the field. To better represent our offerings, earlier this month we announced the establishment of our Solutions business unit, which expands our former SaaS solutions unit to now include SaaS, software applications and certain hardware offerings under the BK ONE brand name.”

Mr. Suzuki concluded, “As we begin to move through 2025, we’re strategically investing in sales and marketing to further accelerate BKR 9000 adoption and building out our engineering capabilities to strengthen our expertise and depth in the software space. With our visibility today, we believe we are positioned to achieve full year single digit revenue growth and gross margins of 42% or higher. From a profitability perspective, we expect full year 2025 GAAP EPS to exceed $2.40 per diluted share, and full year 2025 non-GAAP adjusted EPS to exceed $2.80 per diluted share. We delivered solid growth and progress in 2024 and look forward to carrying this positive momentum into the 2025 fiscal year.”

Fourth Quarter 2024 Financial Review

Revenue of $17.9 million increased 9.9% compared to revenue of $16.3 million in the fourth quarter of 2023.

Gross margin of 41.2% improved as compared to gross margin of 35.1% in the same period last year and improved sequentially as compared to gross margin of 38.8% in the third quarter of 2024.

Selling, General & Administrative expenses totaled $5.2 million, compared with $5.3 million for the fourth quarter of 2023.

Operating income totaled $2.2 million compared with operating income of $400,000 in the fourth quarter of last year.

BK Technologies recorded net income of $3.7 million or $1.03 per basic and $0.93 per diluted share, compared with net income of $290,000 or $0.08 per basic and diluted share, for the fourth quarter of 2023. The Company reported non-GAAP adjusted earnings1 of $2.4 million or $0.67 per basic and $0.61 per diluted share compared to non-GAAP adjusted earnings1 of $704,000 or $0.20 per basic and diluted share for the fourth quarter of 2023. Fourth quarter 2024 GAAP earnings include a one-time, non-cash income tax benefit of $0.37 per share related to deferred tax asset provisions. The Company’s management evaluated and concluded that it has the ability to generate sufficient taxable income in 2024 and future periods to remove the Net Operating Loss (NOL) valuation allowance of $3.6 million, adjusted for other tax provision allowances, as of December 31, 2024.

Non-GAAP adjusted EBITDA1 for the fourth quarter of 2024 was $2.8 million, compared with non-GAAP adjusted EBITDA1 of $1.3 million in the fourth quarter of 2023.

Working capital totaled approximately $23.0 million at December 31, 2024, of which $14.4 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital at December 31, 2023 of approximately $16.8 million, of which $11.4 million was comprised of cash, cash equivalents and trade receivables.

Full Year 2024 Financial Review

Revenue increased to $76.6 million, compared with $74.1 million in full year 2023. Gross profit margin was 37.9% compared to 30.0% in full year 2023.

Selling, General & Administrative expenses decreased to $21.2 million, compared with $23.0 million in full year 2023.

Operating income totaled $7.8 million compared with operating loss of ($777,000) in full year 2023.

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

BK Technologies recorded net income of $8.4 million or $2.35 per basic and $2.25 per diluted share in 2024, compared with a net loss of ($2.2 million) or ($0.65) per basic and diluted share, in full year 2023. Full year 2024 GAAP earnings include a one-time, non-cash income tax benefit of $0.27 per share related to deferred tax asset provisions.

The Company reported non-GAAP adjusted earnings1 of $8.5 million or $2.40 per basic and $2.30 per diluted share in full year 2024 compared to non-GAAP adjusted earnings1 of $3,000 or $0.00 per basic and diluted share for the full year 2023.

Non-GAAP adjusted EBITDA1 for the full year 2024 was $10.4 million, compared with non-GAAP adjusted EBITDA1 of $1.5 million in full year 2023.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, March 27, 2025, at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 and international participants should dial (973) 528-0011 and use access code: 490729. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/51943

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until April 10, 2025, by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 51943 to access the replay.

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this release are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP. Management believes Adjusted EBITDA can help the investors better understand operational factors associated with the Company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, non-cash stock-based compensation expense and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company’s strategy and operating experience). See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA.

Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP EPS, the most directly comparable financial measure calculated in accordance with GAAP. Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has non-cash charges for stock-based compensation and changes in investment value that do not reflect the operating performance of the LMR and SaaS businesses. The Company has also entered a master Service Agreement with EastWest Manufacturing, LLC for the manufacture of LMR radio products and accessories resulted in one-time adjustments related to the transition of production operations during the fiscal year 2024. The Company also recorded a one-time, non-cash income tax benefit for NOL carryforwards during fiscal year 2024. Management believes that these one-time charges do not reflect the operational profitability of the business for 2024 compared to prior periods. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

About BK Technologies

BK Technologies Corporation, through its operating subsidiaries, manufactures high-specification, communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies' SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive. BK Technologies is honored to serve these heroes when every moment counts. The Company's common stock trades on the NYSE American market under the symbol "BKTI". Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains statements about future events and expectations which are “forward-looking statements” within the meaning of Sections 27A of the Securities Act of 1933, as amended, and 21E of the Exchange Act. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our SaaS and Radio business lines and the products offered thereunder; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated SaaS products, and our new multiband radio product and other related products in the BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including high inflation and its impacts, high interest rates, labor and supply shortages and disruptions; federal, state and local government budget deficits and spending limitations; any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health crises and other catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; our ability to comply with the terms, including financial covenants, of our outstanding debt, including increasing fluctuating interest rates; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems or third-party information technology systems upon which we rely; widespread outages, interruptions, or other failures of operational, communication, or other systems; availability of adequate insurance coverage; environmental, social and governance matters; maintenance of our NYSE American listing; risks related to being a holding company; our ability to remediate the material weakness in our internal control over financial reporting; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

This press release and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the release. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

Company Contact:
IMS Investor Relations
John Nesbett/Jennifer Belodeau
bktechnologies@imsinvestorrelations.com

(203) 972-9200

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (Unaudited)

	Three Months Ended		Twelve Months Ended

	12/31/24	12/31/23	12/31/24	12/31/23

Sales, net	$17,927	$16,309	$76,592	$74,094

Expenses:
Cost of products	10,548	10,577	47,542	51,858
Selling, general and administrative expenses	5,170	5,332	21,222	23,013
Total expenses	15,718	15,909	68,764	74,871

Operating income (loss)	2,209	400	7,828	(777)

Other (expense) income:
Interest (expense) income	15	(146)	(266)	(575)
(Loss) gain on investments	-	91	(91)	(740)
Other expense	(39)	(1)	(96)	(84)

Income (loss) before income taxes	2,185	344	7,375	(2,176)

Income tax (expense) benefit	1,472	(54)	984	(54)

Net income (loss)	$3,657	$290	$8,359	$(2,230)

Net income (loss) per share - basic	$1.03	$0.08	$2.35	$(0.65)
Net income (loss) per share - diluted	$0.93	$0.08	$2.25	$(0.65)

Weighted average common shares outstanding, basic	3,566	3,493	3,553	3,427
Weighted average common shares outstanding, diluted	3,939	3,500	3,712	3,427

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data) (Unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$7,075	$3,456
Trade accounts receivable, net	7,349	7,902
Inventories, net	17,636	23,952
Prepaid expenses and other current assets	4,881	1,892
Total current assets	36,941	37,202

Property, plant and equipment, net	4,911	5,366
Operating lease right-of-use (ROU) assets	1,128	1,560
Investments	-	742
Deferred tax assets, net	6,788	4,116
Capitalized product development costs	1,321	-
Other assets	410	422

Total assets	$51,499	$49,408

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,327	$9,822
Accrued compensation and related taxes	2,289	1,302
Accrued warranty expense	1,008	722
Accrued other expenses and other current liabilities	1,894	363
Short-term operating lease liability	571	525
Credit facility	-	6,476
Notes payable-current portion	-	71
Deferred revenue	1,885	1,137
Total current liabilities	13,974	20,418

Long-term operating lease liability	714	1,260
Deferred revenue	6,980	6,419
Total liabilities	21,668	28,097

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 3,913,959 and 3,867,082 issued, and 3,571,879 and 3,577,002 outstanding shares at December 31, 2024 and December 31, 2023, respectively	2,348	2,320
Additional paid-in capital	49,386	48,602
Accumulated deficit	(15,850)	(24,209)
Treasury Stock, at cost, 342,080 and 290,080 shares at December 31, 2024 and December 31, 2023.	(6,053)	(5,402)

Total stockholders' equity	29,831	21,311

Total liabilities and stockholders' equity	$51,499	$49,408

BK TECHNOLOGIES CORPORATION
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data) (Unaudited)

	Three Months Ended		Twelve Months Ended

non-GAAP Adjusted EBITDA	12/31/24	12/31/23	12/31/24	12/31/23

Net Income/(Loss)	$3,657	$290	$8,359	$(2,230)

Adjustments to reconcile net income/(loss) to EBITDA
Interest expense (income), net	(15)	146	266	575
Income tax provision (benefit) expense	(1,472)	54	(984)	54
Depreciation and amortization	442	358	1,692	1,635
EBITDA	2,612	848	9,333	34
Non-cash stock-based compensation expense	156	407	780	1,343
Severance	50	44	277	96
Adjusted EBITDA	$2,818	$1,299	$10,390	$1,473

Adjustments to reconcile net income (loss) to Adjusted EPS (non-GAAP)

Net Income/(Loss)	$3,657	$290	$8,359	$(2,230)

Net realized and unrealized (gain) loss on investments	-	(91)	91	740
Non-cash stock-based compensation expense	156	407	780	1,343
Severance	50	44	277	96
Income tax provision (benefit) expense	(1,472)	54	(984)	54
Adjusted Earnings (Non-GAAP)	$2,391	$704	$8,523	$3

Adjusted earnings (loss) per share - basic	$0.67	$0.20	$2.40	$0.00
Adjusted earnings (loss) per share - diluted	$0.61	$0.20	$2.30	$0.00

Weighted average common shares outstanding, basic	3,566	3,493	3,553	3,427
Weighted average common shares outstanding, diluted	3,939	3,500	3,712	3,427